SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 4, 2004

AMERICAN ACHIEVEMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	333-84294	13-4126506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7211 Circle S Road

Austin, Texas 78745

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (512) 444-0571

N/A

(former address if changed since last report)

Item 9. Regulation FD Disclosure

As previously announced, on December 24, 2003, American Achievement Corporation (the “Company”) entered into a merger agreement pursuant to which AAC Acquisition Corp. will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of AAC Holding Corp. AAC Acquisition Corp. and AAC Holding Corp. are Delaware corporations formed at the direction of Fenway Partners Capital Fund II, L.P. Upon the consummation of the merger, an investor group led by Fenway Partners Capital Fund II, L.P. will own substantially all of the outstanding common stock of AAC Holding Corp.

Following are portions of the summary historical and pro forma financial information, pro forma condensed consolidated financial data and other information included in the preliminary offering circular, dated March 3, 2004, to be distributed in connection with the Company’s proposed offering under Rule 144A and Regulation S of $150 million principal amount of senior subordinated notes. Throughout this filing, “the Transactions” refer to the merger and related financing transactions, and all references to “we,” “us” and “our” refer to the Company and its consolidated subsidiaries after giving effect to the Transactions.

This report is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing. Notwithstanding the foregoing, the information in this report shall be incorporated into the offer to purchase circulated in connection with the Company’s previously announced tender offer for its existing 11 5/8% Senior Unsecured Notes due 2007.

*****

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The summary historical consolidated financial and other data should be read in conjunction with our previously filed consolidated financial statements and the related notes thereto. The summary historical consolidated financial and other data set forth below for, and as of the end of, the fiscal years ended August 25, 2001, August 31, 2002 and August 30, 2003 have been derived from our audited consolidated financial statements. The summary historical consolidated financial and other data presented below for, and as of the end of, the three month periods ended November 30, 2002 and November 29, 2003 have been derived from our unaudited condensed consolidated financial statements and have been prepared on the same basis as our previously filed audited consolidated financial statements. Operating results for the three month period ended November 29, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending August 28, 2004.

The summary unaudited pro forma condensed consolidated financial and other data should be read in conjunction with our pro forma condensed consolidated financial statements included elsewhere herein. The summary unaudited pro forma condensed consolidated financial and other data for, and as of the end of, the twelve months ended November 29, 2003 was derived from our unaudited pro forma condensed consolidated financial statements appearing elsewhere in this offering circular, which, with respect to statement of operations data, give effect to the Transactions and our acquisition of C-B Graduation Announcements, LLC, as if they occurred as of the beginning of each period presented, and with respect to balance sheet data, give effect to the Transactions and such acquisition as if they occurred as of November 29, 2003. The unaudited pro forma condensed consolidated financial and other data does not purport to represent what our results of operations would have been if the Transactions and such acquisition had occurred as of such date indicated or what such results will be for future periods.

	Fiscal Year Ended			Three Months Ended		Pro Forma Twelve Months Ended November 29, 2003(3)
	August 25, 2001(1)	August 31, 2002(2)	August 30, 2003(3)	November 30, 2002(3)	November 29, 2003(3)
	(as restated)
	(in thousands)
Statement of Operations Data:
Net sales	$281,053	$304,378	$308,431	$75,035	$67,928	$306,284
Cost of sales	142,164	146,898	139,170	33,817	30,044	137,116

Gross profit	138,889	157,480	169,261	41,218	37,884	169,168
Selling, general and administrative expenses	119,972	129,734	129,423	33,610	32,460	133,171
Loss on extinguishment of debt	—	5,650	—	—	—	—

Operating income	18,917	22,096	39,838	7,608	5,424	35,997
Interest expense	22,846	26,026	28,940	7,372	6,981	22,706
Other expense	—	2,783	—	—	—	—

Income (loss) before income taxes	(3,929)	(6,713)	10,898	236	(1,557)	13,291

Provision (benefit) for income taxes	(1,443)	(1,171)	132	18	—	114
Cumulative effect of change in accounting principle—loss	1,835	—	—	—	—	—

Net income (loss)	$(4,321)	$(5,542)	$10,766	$218	$(1,557)	$13,177

Balance Sheet Data (at end of period):
Total assets	$384,971	$401,626	$395,501	$405,712	$398,918	$498,683
Total debt(4)	223,609	242,117	226,710	233,182	217,279	307,000
Total stockholders’ equity	70,828	65,254	71,843	65,172	70,003	118,700

	Fiscal Year Ended			Three Months Ended		Pro Forma Twelve Months Ended
	August 25, 2001(1)	August 31, 2002(2)	August 30, 2003(3)	November 30, 2002(3)	November 29, 2003(3)	November 29, 2003(3)	January 31, 2004 (3)(5)
	(as restated)
	(in thousands)

Other Data:
EBITDA(6)	$34,668	$39,025	$53,987	$11,078	$9,222	$52,885	$53,361
Capital expenditures	7,499	14,247	11,243	4,816	6,593	13,020	13,908
Depreciation and amortization	17,586	19,712	14,149	3,470	3,798	16,888	16,897

(1)	Includes the results of operations for Educational Communications, Inc., or ECI, from March 30, 2001, the date of our acquisition of ECI. ECI sales are highly seasonal, with most shipments during the first four months of our fiscal year.
In addition, in September 2002, subsequent to the issuance of our financial statements for the year ended August 25, 2001, our management determined that we should have (i) changed our revenue recognition on certain sales to independent sales representatives in order to comply with the provisions of SEC Staff Accounting Bulletin No. 101, effective August 27, 2000, and (ii) recognized an income tax benefit related to a net operating loss carryback attributable to one of our subsidiaries during the year ended August 25, 2001. As a result, the consolidated financial statements for the year ended August 25, 2001 were restated.
(2)	Includes the results of operations for Milestone Marketing Incorporated, or Milestone, from July 15, 2002, the date of our acquisition of Milestone.
(3)	Beginning in fiscal 2004, ECI’s “Who’s Who Among America’s Teachers” will be produced annually and shipped to customers in August during the fourth quarter of fiscal 2004. In fiscal 2003, this achievement publication generated net sales of $2.8 million and EBITDA of $1.7 million, substantially all of which was generated during the three months ended November 30, 2002. Through fiscal 2003, this achievement publication was produced once every two years and shipped in November. Accordingly, no revenue or EBITDA from this publication is included in our results of operations for the three months ended November 29, 2003, and the twelve months ended November 29, 2003 and January 31, 2004.
(4)	Excludes (i) approximately $4.5 million, $4.3 million, $4.9 million, $4.3 million, $3.0 million and $0.0 million of bank overdrafts and (ii) approximately $0.1 million, $0.1 million, $2.2 million, $0.1 million, $4.9 million and $4.9 million of capital lease obligations, in each case, as of August 25, 2001, August 31, 2002, August 30, 2003, November 30, 2002, November 29, 2003 (historical) and November 29, 2003 (pro forma), respectively.
(5)	The summary unaudited pro forma condensed consolidated statement of operations data for the twelve months ended January 31, 2004 give effect to the Transactions and our acquisition of C-B Graduation Announcements, LLC, as if they occurred as of the beginning of such period.
(6)	EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles, and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We consider EBITDA to be a key indicator of operating performance. We have included information concerning EBITDA because we use such information in our review of the performance of our management, in our review of the performance of our business and is expected to be used in the calculation of our new management fee. EBITDA as presented herein is not necessarily comparable to similarly titled measures reported by other companies. In connection with the Transactions, we expect to enter into a new management agreement with an affiliate of Fenway Partners Capital Fund II, L.P., pursuant to which such affiliate will be paid an annual management fee equal to the greater of $3.0 million or 5% of the previous fiscal year’s EBITDA (as defined in the new management agreement).

A reconciliation of net income (loss) to EBITDA is included below:

	Fiscal Year Ended			Three Months Ended		Pro Forma Twelve Months Ended
	August 25, 2001	August 31, 2002	August 30, 2003(a)	November 30, 2002(a)	November 29, 2003(a)	November 29, 2003(a)	January 31, 2004(a)
Net income (loss)	$(4,321)	$(5,542)	$10,766	$218	$(1,557)	$13,177	$13,635

Interest expense, net	22,846	26,026	28,940	7,372	6,981	22,706	22,721
Provision (benefit) for income taxes	(1,443)	(1,171)	132	18	—	114	108
Depreciation and amortization expense	17,586	19,712	14,149	3,470	3,798	16,888	16,897

EBITDA	$34,668	$39,025	$53,987	$11,078	$9,222	$52,885	$53,361

(a)	Beginning in fiscal 2004, ECI’s “Who’s Who Among America’s Teachers” will be produced annually and shipped to customers in August during the fourth quarter of fiscal 2004. In fiscal 2003, this achievement publication generated net sales of $2.8 million and EBITDA of $1.7 million, substantially all of which was generated during the three months ended November 30, 2002. Through fiscal 2003, this achievement publication was produced once every two years and shipped in November. Accordingly, no revenue or EBITDA from this publication is included in results of operations for the three months ended November 29, 2003, and the twelve months ended November 29, 2003 and January 31, 2004.

*    *    *    *    *

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to our previously filed historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of November 29, 2003, gives effect to the Transactions and our acquisition of C-B Graduation Announcements, LLC, or C-B Announcements, consummated on January 30, 2004, as if such events occurred as of November 29, 2003. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended August 30, 2003, and the three and twelve month periods ended November 29, 2003, give effect to the Transactions and our acquisition of C-B Announcements, as if such events occurred as of the beginning of each period presented. The unaudited pro forma condensed consolidated financial data do not purport to represent what our results of operations or balance sheet would have been if the Transactions and our C-B Announcements acquisition had occurred as of the dates indicated, nor are they indicative of the results for any future periods.

The unaudited pro forma condensed consolidated financial statements account for the Transactions utilizing purchase accounting, which requires that we reset our assets and liabilities to their fair values. Such valuations are based upon available information and certain assumptions that we believe are reasonable. The total purchase price was allocated to our net assets based upon preliminary estimates of fair value. The final purchase price allocation will be based on a formal valuation analysis and may include adjustments to the amounts shown here. The final allocation will also be impacted by any post-closing purchase adjustments pursuant to the merger agreement. A final valuation will be obtained after completion of the Transactions. The result of the final allocation could be materially different from the preliminary allocation set forth in this offering circular.

For purposes of preparing the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended August 30, 2003 (our fiscal 2003), we have included the results of operations for C-B Announcements for the year ended December 31, 2003 (its fiscal 2003). We have included these same results of operations in our pro forma results of operations for the twelve months ended November 29, 2003. For purposes of preparing the unaudited pro forma condensed consolidated statement of operations for the three months ended November 29, 2003, we have included a portion of the results of operations of C-B Announcements for the three month period ended November 2003, calculated using the percentage of net sales incurred during those three months.

You should read our unaudited pro forma condensed consolidated financial statements and the related notes thereto in conjunction with our previously filed historical consolidated financial statements and the related notes thereto.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF NOVEMBER 29, 2003

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash	$3,234	$(3,234	)(1)	$—
Accounts receivable, net	44,306			44,306
Inventories	23,619	2,339	(2)(3)	25,958
Prepaid expense and other assets, net	28,499	(6,378	)(4)	22,121

Total current assets	99,658			92,385

Property, plant and equipment, net	68,676	2,040	(2)(3)	70,716
Trademarks	41,855	4,775	(2)	46,630
Goodwill	162,059	73,867	(2)(3)	235,926
Other assets, net	26,670	26,356	(2)(5)	53,026

Total assets	$398,918	$99,765		$498,683

Liabilities and Equity
Current liabilities
Bank overdraft	$2,956	$(2,956	)(1)	$—
Accounts payable	5,470			5,470
Customer deposits	27,985			27,985
Accrued expenses	27,086	(750	)(6)	26,336
Deferred revenue	7,714			7,714
Accrued interest	10,283	(10,219	)(7)	64

Total current liabilities	81,494			67,569

Long-term debt	217,279	89,721	(8)	307,000
Other long-term liabilities	11,792	(6,378	)(4)	5,414

Total liabilities	310,565			379,983

Redeemable minority interest in subsidiary	18,350	(18,350	)(9)	—

Stockholders’ equity	70,003	48,697	(9)	118,700

Total liabilities and equity	$398,918	$99,765		$498,683

See notes to the unaudited pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	Subject to limitations set forth in the merger agreement, it is contemplated that the cash on hand will be paid to our existing equity holders and all bank overdrafts will be eliminated prior to closing.
(2)	The following table sets forth the calculation and preliminary allocation of excess purchase price with respect to the Transactions (in thousands):

Cash proceeds to existing equity holders(a)	$154,400
Transaction expenses relating to the merger	30,800
Proceeds to repay existing indebtedness	235,400

Total consideration	420,600
Less: Historical net assets acquired	319,733

Excess purchase price to be allocated	$100,867

Preliminary allocation:
Inventories	$1,735
Property, plant and equipment, net	2,000
Trademarks	4,775
Goodwill	69,511
Other assets, net—long-term portion	22,846

Total:	$100,867

(a)	The amount payable under the merger agreement is subject to a working capital adjustment in accordance with the terms of the merger agreement. Assuming the merger is consummated on March 31, 2004, we expect the working capital adjustment to result in a $9 million to $15 million reduction in the amount payable to our existing equity holders.

(3)	The maximum purchase price payable in connection with the acquisition of C-B Announcements is approximately $5.9 million in cash, of which approximately $5.0 million was paid at closing (including $1.0 million placed in escrow), with the escrowed amount and balance of the purchase price to be paid pending a post-closing purchase price adjustment. For purposes of preparing this unaudited pro forma condensed consolidated balance sheet, we have assumed that the aggregate purchase price to be paid in connection with this acquisition will be $5.0 million. Of such amount, approximately $0.6 million consists of inventory, $40,000 consists of property, plant and equipment, and $4.4 million consists of goodwill.
(4)	Reflects our estimate of the impact of the preliminary purchase price allocation on our deferred taxes. The total deferred tax adjustment has been offset by a corresponding adjustment to long-term deferred tax liability.
(5)	Also reflects the following adjustment with respect to our deferred financing costs (in thousands):

Write-off of deferred financing costs related to existing debt	$(6,490)
Deferred financing costs relating to the Transactions	10,000

Total adjustment	$3,510

(6)	Reflects the elimination of accrued management fees payable to our existing stockholder.
(7)	Reflects the elimination of accrued interest on our existing indebtedness to be repaid in connection with the Transactions.
(8)	Reflects (i) the issuance of an aggregate of $307.0 million of indebtedness, consisting of $150.0 million of notes offered hereby, and a $155.0 million term loan and $2.0 million revolving loan,

each in connection with our new senior secured credit facility, and (ii) the elimination of an aggregate of $217.3 million of existing indebtedness, consisting of $175.9 million of existing senior unsecured notes and $41.4 million of existing subordinated notes. We have commenced a debt tender offer to acquire all of our existing senior unsecured notes and to eliminate substantially all of the restrictive covenants associated with such notes. The debt tender offer will be conditioned upon, among other things, at least two-thirds of the aggregate principal amount of such outstanding notes being tendered. For purposes of preparing this unaudited pro forma condensed consolidated balance sheet, we have assumed that all such notes will be tendered, however, we may not acquire all such notes in the debt tender offer. To the extent that any of such notes are outstanding after the closing of the debt tender offer, we expect that the amount of the term loan we borrow pursuant to our new senior secured credit facility will be reduced on a dollar-for-dollar basis. In addition, with respect to each existing senior unsecured note not tendered, we will retain an amount in cash equal to the amount offered for such note in the tender offer, less the principal amount of such note.

(9)	Reflects the elimination of our pre-Transactions stockholders’ equity, including the elimination of the redeemable minority preferred interests of our existing stockholder in one of our subsidiaries, and the issuance of new equity securities by us to our parent following its contribution to us of an aggregate of $118.7 million, which proceeds will be received pursuant to an equity investment in our parent to be made by an investor group led by Fenway Partners Capital Fund II, L.P. As described above, assuming the closing occurs on March 31, 2004, the purchase price adjustment set forth in the merger agreement is expected to result in a $9 million to $15 million reduction in the proceeds payable to our existing equity holders. In such event, there will be a corresponding reduction in the aggregate cash equity investment in our parent by such investor group.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED AUGUST 30, 2003

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$308,431	$4,960	(1)	$313,391
Cost of sales	139,170	1,780	(2)	140,950

Gross profit	169,261			172,441
Selling, general and administrative expense	129,423	4,983	(3)	134,406

Operating income	39,838			38,035
Interest expense	28,940	(6,268	)(4)	22,672

Income before taxes	10,898			15,363

Income tax expense	132			132

Net income	10,766			15,231
Preferred dividends	1,200	(1,200	)(5)	—

Net income applicable to common stockholders	$9,566	$5,665		$15,231

See notes to the unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED NOVEMBER 29, 2003

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma

Net sales	$67,928	$694	(1)	$68,622
Cost of sales	30,044	334	(2)	30,378

Gross profit	37,884			38,244
Selling, general and administrative expense	32,460	895	(3)	33,355

Operating income	5,424			4,889
Interest expense	6,981	(1,364	)(4)	5,617

Loss before taxes	(1,557)			(728)

Income tax expense	—			—

Net loss	(1,557)			(728)
Preferred dividends	300	(300	)(5)	—

Net loss applicable to common stockholders	$(1,857)	$1,129		$(728)

See notes to the unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED NOVEMBER 29, 2003

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$301,324	$4,960	(1)	$306,284
Cost of sales	135,397	1,719	(2)	137,116

Gross profit	165,927			169,168
Selling, general and administrative expense	128,273	4,898	(3)	133,171

Operating income	37,654			35,997
Interest expense	28,549	(5,843	)(4)	22,706

Income before taxes	9,105			13,291

Income tax expense	114			114

Net income	8,991			13,177
Preferred dividends	1,200	(1,200	)(5)	—

Net income available to common stockholders	$7,791	$5,386		$13,177

See notes to the unaudited pro forma condensed consolidated statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(1)	According to its unaudited financial statements for the year ended December 31, 2003 (its fiscal 2003), C-B Announcements had net sales of approximately $5.0 million during such period, with approximately $0.7 million of such sales occurring during the three month period ended November 2003.
(2)	Includes approximately $0.8 million, $0.2 million and $0.7 million in adjustments to depreciation expense for fiscal 2003, and the three months and twelve months ended November 29, 2003, respectively, as a result of the write-up of property, plant and equipment in connection with the preliminary purchase price allocation. Also includes approximately $1.0 million, $0.1 million and $1.0 million in additional cost of sales for fiscal 2003, and the three months and twelve months ended November 29, 2003, respectively, relating to C-B Announcements.
(3)	Includes approximately $1.8 million, $0.4 million and $1.8 million in adjustments to amortization expense for fiscal 2003, and the three months and twelve months ended November 29, 2003, respectively, as a result of the write-up of certain of our intangible assets in connection with the preliminary purchase price allocation. Also includes approximately $3.2 million, $0.4 million and $3.2 million in additional selling, general and administrative expense for fiscal 2003, and the three months and twelve months ended November 29, 2003, respectively, relating to C-B Announcements.
(4)	Reflects the change in interest expense as a result of the new financing arrangements to be entered into in connection with the Transactions, which is calculated as follows (in thousands):

	Fiscal Year Ended August 30, 2003	Three Months Ended November 29, 2003	Twelve Months Ended November 29, 2003
Interest on new borrowings(a)	$20,560	$5,140	$20,560
Historical interest on other debt assumed net(b)	779	144	813

Total cash interest from the debt requirements of the Transactions	21,339	5,284	21,373

Amortization of deferred financing costs	1,333	333	1,333

Total pro forma interest expense	22,672	5,617	22,706
Less: Historical interest expense	28,940	6,981	28,549

Net adjustment to interest expense	$(6,268)	$(1,364)	$(5,843)

(a)	Represents pro forma interest expense calculated using assumed interest rates on (i) the new $155.0 million term loan under our new senior secured credit facility, (ii) an assumed average amount of revolving loans expected to be outstanding on our new senior secured credit facility, (iii) an assumed average amount of outstanding letters of credit and (iv) the $150.0 million of notes offered hereby. Each quarter point change in interest rates would result in a $0.4 million change in annual interest expense on the term loan and, assuming the entire revolving loan were drawn, a $0.1 million change in annual interest expense on the revolving loan.
(b)	Represents interest on the capital leases to be assumed in connection with the Transactions and other interest, including interest with respect to our gold consignment agreement, net of interest income.

(5)	Represents the elimination of dividends on the redeemable minority interest in one of our subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Achievement Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACHIEVEMENT CORPORATION (Registrant)

By:	/s/ David G. Fiore

Name: David G. Fiore Title: President and Chief Executive Officer

Date: March 4, 2004